Exhibit 10.7.3

Employment Arrangements with William H. Henderson

America’s Car-Mart, Inc. (the “Company”) has a written employment agreement with William H. Henderson.  This agreement is filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2003.  Mr. Henderson receives an annual salary of $255,000 per year and a quarterly bonus equal to 1.0% of the Company’s net income during such period.  In addition to the benefits described in his employment agreement, Mr. Henderson is entitled to the following fringe benefits:  use of a company car, cell phone service, long-term disability insurance, health insurance for him and his family and payment of health or country club dues.  The Company did not make any payments for dues to a health or country club or long-term disability insurance for Mr. Henderson during fiscal 2005.  Mr. Henderson’s salary, bonus and fringe benefits are subject to adjustment at the discretion of the Company’s board of directors and price increases.